UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BIOPTIX, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

 BIOPTIX, INC.
834-F South Perry Street, Suite 443
Castle Rock, CO 80104
(303) 794-2000

 SUPPLEMENT TO THE PROXY STATEMENT FOR THE
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 21, 2017

This proxy statement supplement, dated July 14, 2017, supplements the definitive proxy statement (the “Proxy Statement”) filed by Bioptix, Inc. (“Bioptix” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2017, and made available to Bioptix’s shareholders in connection with the solicitation of proxies by the Board of Directors of Bioptix (the “Board”) for the Special Meeting of Shareholders to be held on August 21, 2017 and any adjournment or postponement thereof (the “Special Meeting”).

This supplement is being filed with the SEC and is being made available to shareholders on or about July 14, 2017. Only shareholders of record as of the close of business on July 3, 2017, are entitled to receive notice of and to vote at the Special Meeting.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

Removal of Proposal 6 from Shareholder Consideration

The Board determined to withdraw Proposal 6 from shareholder consideration for the upcoming Special Meeting. The Board has therefore withdrawn Proposal 6 from the agenda for the Special Meeting. Proposal 6 sought the approval of the participation of officers, directors and employees of the Company in the below market offerings approved pursuant to Proposal 4 or Proposal 5, as required by and in accordance with Nasdaq Marketplace Rule 5635(c).

The record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting has been set and remains as the close of business on July 3, 2017.

As a result of the removal of Proposal 6 from shareholder consideration at the Special Meeting, the Company notes the following important matters regarding voting:

•	Bioptix will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 6.

•	Any proxy card or voting instructions received in the future for Proposals 1 through 5 and 7 through 9 will be valid.

•
Proxy cards or voting instructions received with direction on Proposal 6 will not be voted on Proposal 6. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Special Meeting (i.e., Proposals 1 through 5 and 7 through 9) will remain valid and will be voted on as directed.

•
If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On July 10, 2017, Bioptix filed the definitive Proxy Statement and form of proxy card with the SEC in connection with its solicitation of proxies from Bioptix’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY BIOPTIX WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Bioptix with the SEC for no charge at the SEC’s website at www.sec.gov or by writing to Bioptix’s Corporate Secretary at Bioptix, Inc., 834-F South Perry Street, Suite 443, Castle Rock, CO 80104.